EXHIBIT 99.1
Selected Financial Data
      The following table sets forth our summary consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary consolidated financial data as of June 30, 2006 have been derived from our unaudited consolidated financial statements. Our unaudited consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
     The per share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 29, 2006 to stockholders of record on September 20, 2006 (see note (4) below).
     Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the six-month period ended June 30, 2006 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2006. You should read the following summary consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Current Report on Form 8-K filed on June 27, 2006 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2006.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	Revised(1)	Revised(1)
Statement of Operations Data:
Revenues(2),(5)	$478,427	$498,860	$529,385	$503,078	$447,382
Income (loss) from continuing operations	39,201	4,126	(16,132)	(31,819)	21,200
Income (loss) from discontinued operations	3,034	2,689	522	25	(537)
Extraordinary item	6,860	—	—	—	—
Net income (loss)	49,095	6,815	(15,610)	(31,794)	20,663
Per basic common share(4):
Income (loss) from continuing operations	$0.84	$0.09	$(0.36)	$(0.75)	$0.56
Income (loss) from discontinued operations	0.07	0.06	0.01	—	(0.01)
Income from extraordinary item	0.15	—	—	—	—
Net income (loss) applicable to common shares	$1.06	$0.15	$(0.35)	$(0.75)	$0.55
Per diluted common share(4):
Income (loss) from continuing operations	$0.81	$0.08	$(0.36)	$(0.75)	$0.47
Income (loss) from discontinued operations	0.06	0.06	0.01	—	(0.01)
Income from extraordinary item	0.14	—	—	—	—
Net income (loss) applicable to common shares	$1.01	$0.14	$(0.35)	$(0.75)	$0.46

Cash distributions declared per common share(4)	$1.47	$1.40	$1.33	$1.27	$1.21

	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2006	2005	2004	2003	2002	2001
Balance Sheet Data:
Current assets	$305,389	$319,099	$242,124	$314,741	$376,815	$515,727
Total assets	583,687	603,130	535,895	628,212	707,270	688,903
Current liabilities	156,196	128,100	119,835	173,086	184,384	141,629
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	178,056	282,961	280,289	299,977	307,028	225,415
Noncurrent employee benefits, deferred income taxes, minority interest and other long-term liabilities	171,542	166,425	225,324	201,624	193,561	208,501
Stockholders’ equity (deficit)	77,893	25,644	(89,553)	(46,475)	22,297	113,358

	For the Three Months Ended				For the Six Months Ended
	30-Jun-06	30-Jun-05	31-Mar-06	31-Mar-05	30-Jun-06	30-Jun-05
		Revised (1)		Revised (1)		Revised (1)
	(dollars in thousands, except for per share amounts)
Statement of Operations Data:
Revenues (3)	$113,355	$113,113	$117,704	$104,173	$231,059	$217,286
Income (loss) from continuing operations	(3,349)	10,277	9,293	8,462	5,944	18,739
Income (loss) from discontinued operations	—	—	—	3,034	—	3,034
Net income (loss)	(3,349)	10,277	9,293	11,496	5,944	21,773
Per basic common share (4):
Income (loss) from continuing operations	$(0.06)	$0.22	$0.17	$0.18	$0.11	$0.40
Income from discontinued operations	—	—	—	0.07	—	0.07
Net income (loss) applicable to common shares	$(0.06)	$0.22	$0.17	$0.25	$0.11	$0.47
Per diluted common share (4):
Income (loss) from continuing operations	$(0.06)	$0.21	$0.16	$0.18	$0.10	$0.39
Income from discontinued operations	—	—	—	0.06	—	0.06
Net income (loss) applicable to common shares	$(0.06)	$0.21	$0.16	$0.24	$0.10	$0.45

Cash distributions declared per common share (4)	$0.38	$0.36	$0.38	$0.36	$0.76	$0.73

(1)	Revised as a result of the retrospective application of EITF Issue No. 05-8, “Income Tax Effects of Issuing Convertible Debt with Beneficial Conversion Feature.”

(2)	Revenues include excise taxes of $161,753, $175,674, $195,342, $192,664 and $151,174, respectively.

(3)	Revenues include excise taxes of $39,686, $37,011, $40,118, $33,432, $79,803 and $70,443, respectively.

(4)	Per share computations include the impact of 5% stock dividends on September 29, 2006, September 29, 2005, September 29, 2004, September 29, 2003, September 27, 2002 and September 28, 2001.

(5)	Revenues in 2002 include $35,199 related to the Medallion acquisition.

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